March 28, 2016

MainGate Trust
6075 Poplar Avenue
Suite 720
Memphis, TN  38119

Re:  MainGate Trust (SEC File Nos. 333-170422 and 811-22492)

Dear Ladies and Gentlemen:

Our legal opinion to MainGate MLP Fund, the sole series of MainGate Trust, was filed with Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of MainGate Trust (the “Registration Statement”).  As counsel to MainGate Trust, we hereby consent to incorporating by reference our legal opinion into Post-Effective Amendment No. 11 to the Registration Statement, and further consent to all references to us in Post-Effective Amendment No. 11.

Very truly yours,

/s/ Thompson Coburn LLP